EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Covenant Bancshares, Inc. Registration Statement on Form 10 of our report dated April 4, 2008 relating to our audit of the balance sheets of Community Bank of Lawndale as of December 31, 2007 and 2006, and the related statements of operations and changes in retained earnings (deficit), and cash flow for the years then ended, included herein.

Oak Brook, Illinois May 21, 2010	/s/Wolf & Company LLP